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                                                                EXHIBIT 10.7

May 9, 1997

Scott Fisher
Via Facsimile
206.925.5814
2 pages copy to F. Ramos

Dear Scott:

The following represents the employment offer package as Executive Vice President/Director of Operations for Macheezmo Mouse.

YEAR 1 AND 2 (assuming our fiscal year commencing July 2, 1997)


BASE SALARY:            $85,000 per year. A yearly review will be conducted to
                        reevaluate  position and compensation if/when the
                        company becomes profitable.
VEHICLE ALLOWANCE:      $500 per month
EXPENSES:               Reimbursement for reasonable travel and other expenses
                        incurred in the course of employment.
EMPLOYEE INCENTIVE      75,000 with 25,000 vested on first day of employment
STOCK OPTIONS:          at fair market value; 50,000 vested monthly over a
                        24-month period (approximately 2,083 per month). If
                        there is a change in control of MMRI, all shares would
                        vest at closing.
INCENTIVE               - If same store sales are brought back to baseline
COMPENSATION:           zero, a bonus of ten percent of annual salary would be
                        payable annualized on a quarterly basis.
                        - Additionally, you would be eligible to receive a
                        bonus equal to one percent of your annual salary for
                        incremental positive same store sales trends also
                        annualized on a quarterly basis. For example, if same
                        store sales are up ten percent, then you would be
                        eligible for a bonus of ten percent of your annual
                        salary, or $8,500 payable annualized on a quarterly
                        basis.
                        - Additionally, you will be eligible to participate in
                        the bottom line performance of the company as defined
                        as five percent EBIT (earnings before
                        interest and taxes.)
MOVING EXPENSES:        All customary and reasonable moving expenses will be
                        paid.
SEVERANCE PACKAGE:      A fair severance package, without cause, would be
                        $50,000.

What this is describing is a twenty-four month employment agreement and at the end of the twenty-four month period if the relationship is working, we would re-negotiate the terms.

Sincerely,

Macheezmo Mouse Restaurants, Inc.

/s/ WILLIAM S. TIGER WARREN

William S. Tiger Warren
Chairman of the Board


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